Exhibit 99
News Release
First Midwest Bancorp, Inc.			First Midwest Bancorp One Pierce Place, Suite 1500 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE		CONTACT:	Michael L. Scudder
EVP, Chief Financial Officer
TRADED:	Nasdaq		(630) 875-7283
SYMBOL:	FMBI		www.firstmidwest.com

FIRST MIDWEST REPORTS SOLID FIRST QUARTER RESULTS
1st QUARTER HIGHLIGHTS:
	*	EPS of $0.58, up 5.5% vs. 1Q06
	*	Strong Profitability: ROA of 1.42%
	*	Stable Net Margin: 3.53% vs. 3.57% in 4Q06
	*	Lower Credit Costs: Net Charge-offs to Average Loans of 0.24% vs. 0.30% in 4Q06
	*	Strong Trust and Investment Management Fees

ITASCA, IL, APRIL 25, 2007 - First Midwest Bancorp, Inc. ("First Midwest") (NASDAQ NGS: FMBI) today reported net income for first quarter ended March 31, 2007 of $29.0 million, or $0.58 per diluted share, as compared to 2006's first quarter earnings of $25.8 million, or $0.55 per diluted share.

First quarter 2007 performance resulted in an annualized return on average assets of 1.42% as compared to 1.44% for first quarter 2006 and an annualized return on average equity of 15.5% as compared to 17.6% for first quarter 2006.

"First quarter 2007 was executed largely in accord with management's plan," said First Midwest President and Chief Executive Officer, John M. O'Meara. "First quarter loan bookings in the agricultural and commercial real estate portfolios were offset by higher than normal payoffs reflecting swings in agricultural commodity markets on the one hand and customer preference for longer-dated fixed-rate real estate loans on the other hand. Deposit performance saw continuing migration to higher-yielding products albeit at a somewhat diminished pace. Securities sales and related cash flows funded loan growth and allowed for the paydown of wholesale funding sources. Importantly, net interest margin appears to have stabilized. Fee businesses, especially in the trust and investment areas were strong. Credit costs were down 20% from fourth quarter 2006."

Earnings Guidance

O'Meara concluded, "Given the trends outlined above as well as the prospect for more robust asset generation for the balance of the year, we reiterate our previous guidance for full year 2007 earnings in the range of $2.41 to $2.51 per diluted share. This performance is further predicated on market and credit quality conditions remaining relatively unchanged from first quarter 2007 levels."

Security Transactions

At March 31, 2007, the securities portfolio totaled $2.4 billion, down $375.1 million from March 31, 2006. Given the flattened yield curve environment, the Company, over the course of 2006 and first quarter 2007, has chosen to use securities sales proceeds and cash flows to fund its loan growth and reduce higher-cost borrowings as opposed to reinvesting the proceeds in like securities. As anticipated, market conditions afforded the Company an opportunity to sell $101.2 million of securities, resulting in a realized gain of $3.4 million. These sales, which occurred early in the first quarter, represent the majority of our planned activity for 2007.

Net Interest Margin

Net interest income for first quarter 2007 was $60.4 million, up $2.9 million, or 5.1%, from $57.5 million for first quarter 2006. This increase was driven by an $808.7 million increase in average interest-earning assets due primarily to the acquisition of Bank Calumet on March 31, 2006. As expected, net interest margin for the first quarter of 2007 was 3.53% as compared to 3.57% for fourth quarter 2006, reflecting deposit shifts to higher-cost categories, which were partially offset by higher variable-rate asset yields. The modest decline from fourth quarter 2006 is believed to represent the final stage of the lagging effects of internal disintermediation between transaction accounts and higher-yielding liabilities.

Loan Growth and Funding

Outstanding loans totaled $5.0 billion at both March 31, 2007 and December 31, 2006. As of March 31, 2007, corporate loans totaled $4.2 billion, up from $4.1 billion as of December 31, 2006, an increase of 0.6%, or 2.4% annualized. This increase primarily reflects growth in both agricultural and commercial and construction real estate lending. Total underwritings in the commercial loan categories were on plan at $815.0 million. However, early commercial payoffs, coupled with continued run off of the indirect consumer portfolio, slowed overall growth. Improved growth in subsequent quarters is expected as sales pipelines stood at record high levels as of March 31, 2007.

Total average deposits for first quarter 2007 were $6.0 billion, up $861.1 million, or 16.8% compared to first quarter 2006, primarily due to the acquisition of Bank Calumet. In comparison to fourth quarter 2006, average deposits declined $160.8 million, primarily due to lower levels of brokered deposits and seasonal declines in public fund deposits, both of which were planned in conjunction with securities sales and cash flows.

Noninterest Income and Expense

First Midwest's total noninterest income for first quarter 2007 was $28.7 million, up 34.3% as compared to $21.4 million in first quarter 2006, reflecting the benefits of $3.4 million in securities gains and $4.4 million in higher fee-based revenues. Fee-based revenues for first quarter 2007 totaled $22.2 million, up 24.8% as compared to $17.8 million in first quarter 2006, with $3.2 million, or 71.9%, of this increase attributable to the acquisition of Bank Calumet and the remainder reflecting stronger trust, investment, card-based, and service charge revenue.

Total noninterest expense for first quarter 2007 was $48.2 million, up 10.2% from $43.7 million in first quarter 2006. The majority of the increase is attributable to higher salaries, employee benefits, and occupancy expenses associated with the operation of the 30 branches acquired as a part of the Bank Calumet acquisition. First Midwest's efficiency ratio was 52.2% for first quarter 2007, as compared to 51.5% for first quarter 2006.

Credit Quality

First Midwest's overall credit quality remains solid. The Company has no exposure to subprime mortgage lending products. At March 31, 2007, nonperforming assets represented 0.42% of loans plus foreclosed real estate, as compared to 0.38% at December 31, 2006. As of March 31, 2007, nonperforming assets totaled $20.8 million as compared to $18.9 million at year-end 2006 and $21.2 million as of March 31, 2006. Subsequent to quarter ended March 31, 2007, a single $1.4 million nonaccrual loan was paid in full, largely accounting for this difference from year-end 2006. Ninety day past due loans increased by $2.8 million from December 31, 2006 to March 31, 2007. Net charge-offs for first quarter 2007 improved to 0.24% of average loans, down from 0.30% for fourth quarter 2006 and up from 0.15% as of March 31, 2006. As of March 31, 2007, the reserve for loan losses stood at 1.25% of total loans as compared to 1.25% as of December 31, 2006 and 1.24% as of March 31, 2006.

Capital Management

First Midwest's capital position continues to exceed all of the regulatory minimum levels to be considered a "well capitalized institution" by the Federal Reserve. As of March 31, 2007, First Midwest's Total Risk Based Capital ratio was 12.4%, as compared to 12.2% as of December 31, 2006, and its Tier 1 Risk Based Capital ratio was 9.8%, as compared to 9.6% as of December 31, 2006. First Midwest's tangible capital ratio, which represents the ratio of stockholders' equity to total assets excluding intangible assets, stood at 5.82%, up from 5.62% as of December 31, 2006. Excluding other comprehensive losses, the tangible capital ratio stood at 6.03%, manifesting First Midwest's commitment to replenishing tangible capital following the first quarter 2006 acquisition of Bank Calumet. During first quarter 2007, Moody's Investor Services upgraded the Company's and its subsidiary bank's debt ratings from Baa1 and A3 to A3 and A2, respectively.

During the first quarter of 2007, First Midwest paid dividends of $0.295 per share, up 7.3% from 2006's first quarter dividend of $0.275 per share. In addition, during the first quarter of 2007, First Midwest repurchased 339,700 shares of its common stock at an average price of $37.47 per share. As of March 31, 2007, approximately 1.7 million shares remained under First Midwest's existing repurchase authorization.

About the Company

First Midwest is the premier relationship-based banking franchise in the growing Chicagoland banking market. As one of the Chicago metropolitan area's largest independent bank holding companies, First Midwest provides the full range of both business and retail banking and trust and investment management services through 103 offices located in 63 communities, primarily in metropolitan Chicago. First Midwest was the only bank named by Chicago magazine as one of the 25 best places to work in Chicago.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Act of 1995: Statements in this news release that are forward-looking statements are subject to various risks and uncertainties concerning specific factors described in First Midwest Bancorp's 2006 Form 10-K and other filings with the U.S. Securities and Exchange Commission. Such information contained herein represents management's best judgment as of the date hereof based on information currently available. First Midwest does not intend to update this information and disclaims any legal obligation to the contrary. Historical information is not necessarily indicative of future performance.

Accompanying Financial Statements and Tables
Accompanying this press release is the following unaudited financial information:

* Operating Highlights, Balance Sheet Highlights and Stock Performance Data (1 page)

* Condensed Consolidated Statements of Condition (1 page)

* Condensed Consolidated Statements of Income (1 page)

* Selected Quarterly Data and Asset Quality (1 page)

Press Release and Additional Information Available on Website

This press release, the accompanying financial statements and tables, and certain additional unaudited Selected Financial Information (totaling 3 pages) are available through the "Investor Relations" section of First Midwest's website at www.firstmidwest.com.

First Midwest Bancorp, Inc.	Press Release Dated April 25, 2007

Operating Highlights	Quarters Ended
Unaudited	March 31,	December 31,	March 31,

(Amounts in thousands, except per share data)	2007	2006	2006

Net income	$29,029	$31,528	$25,768
Diluted earnings per share	$0.58	$0.63	$0.55
Return on average equity	15.48%	16.40%	17.64%
Return on average assets	1.42%	1.47%	1.44%
Net interest margin	3.53%	3.57%	3.76%
Efficiency ratio	52.19%	49.56%	51.51%

Balance Sheet Highlights
Unaudited

(Amounts in thousands, except per share data)	Mar. 31, 2007	Dec. 31, 2006	Mar. 31, 2006

Total assets	$8,235,110	$8,441,526	$8,715,524
Total loans	4,993,620	5,008,944	5,042,135
Total deposits	5,907,442	6,167,216	6,050,839
Stockholders' equity	753,988	751,014	688,484
Book value per share	$15.16	$15.01	$13.81
Period end shares outstanding	49,747	50,025	49,866

Stock Performance Data	Quarters Ended
Unaudited	March 31,	December 31,	March 31,

	2007	2006	2006

Market Price:
Quarter End	$36.75	$38.68	$36.57
High	$39.31	$39.52	$37.14
Low	$36.00	$36.62	$32.62
Quarter end price to book value	2.4x	2.6x	2.6x
Quarter end price to consensus estimated 2007 earnings	$15.2x	N/A	N/A
Dividends declared per share	$0.295	$0.295	$0.275

First Midwest Bancorp, Inc.	Press Release Dated April 25, 2007

Condensed Consolidated Statements of Condition
Unaudited (1)	March 31,

(Amounts in thousands)	2007	2006

Assets
Cash and due from banks	$156,585	$210,810
Funds sold and other short-term investments	4,834	8,514
Trading account securities	16,708	14,144
Securities available for sale	2,296,375	2,654,189
Securities held to maturity, at amortized cost	103,697	121,012
Loans	4,993,620	5,042,135
Reserve for loan losses	(62,400)	(62,320)

Net loans	4,931,220	4,979,815

Premises, furniture, and equipment	126,483	121,549
Investment in corporate owned life insurance	197,421	194,333
Goodwill and other intangible assets	291,552	294,839
Accrued interest receivable and other assets	110,235	116,319

Total assets	$8,235,110	$8,715,524

Liabilities and Stockholders' Equity
Deposits	$5,907,442	$6,050,839
Borrowed funds	1,237,656	1,629,084
Subordinated debt	228,274	227,472
Accrued interest payable and other liabilities	107,750	119,645

Total liabilities	7,481,122	8,027,040

Common stock	613	613
Additional paid-in capital	205,311	204,458
Retained earnings	837,909	774,607
Accumulated other comprehensive (loss)	(16,338)	(22,548)
Treasury stock, at cost	(273,507)	(268,646)

Total stockholders' equity	753,988	688,484

Total liabilities and stockholders' equity	$8,235,110	$8,715,524

  While unaudited, the Condensed Consolidated Statements of Condition have been prepared in accordance with U.S. generally accepted accounting principles and, as of March 31, 2006, are derived from quarterly financial statements on which Ernst & Young LLP, First Midwest's independent registered public accounting firm, has rendered a Quarterly Review Report; Ernst & Young is currently in the process of completing their Quarterly Review Report for the quarter ended March 31, 2007.

First Midwest Bancorp, Inc.	Press Release Dated April 25, 2007

Condensed Consolidated Statements of Income	Quarters Ended
Unaudited (1)	March 31,

(Amounts in thousands, except per share data)	2007	2006

Interest Income
Loans	$92,079	$74,315
Securities	29,300	27,051
Other	210	159

Total interest income	121,589	101,525

Interest Expense
Deposits	42,127	28,468
Borrowed funds	15,349	13,228
Subordinated debt	3,743	2,364

Total interest expense	61,219	44,060

Net interest income	60,370	57,465
Provision for loan losses	2,960	1,590

Net interest income after provision for loan losses	57,410	55,875

Noninterest Income
Service charges on deposit accounts	9,587	7,624
Trust and investment management fees	3,790	3,172
Other service charges, commissions, and fees	5,159	4,465
Card-based fees	3,711	2,569

Subtotal, fee-based revenues	22,247	17,830

Corporate owned life insurance income	1,911	1,504
Security gains, net	3,444	369
Other	1,098	1,669

Total noninterest income	28,700	21,372

Noninterest Expense
Salaries and employee benefits	27,550	25,632
Net occupancy expense	5,502	4,458
Equipment expense	2,626	2,131
Technology and related costs	1,708	1,444
Other	10,769	10,047

Total noninterest expense	48,155	43,712

Income before taxes	37,955	33,535
Income tax expense	8,926	7,767

Net Income	$29,029	$25,768

Diluted Earnings Per Share	$0.58	$0.55

Dividends Declared Per Share	$0.295	$0.275

Weighted Average Diluted Shares Outstanding	50,322	46,879

  While unaudited, the Condensed Consolidated Statements of Income have been prepared in accordance with U.S. generally accepted accounting principles and, for the quarter ended March 31, 2006, are derived from quarterly financial statements on which Ernst & Young LLP, First Midwest's independent registered public accounting firm, has rendered a Quarterly Review Report; Ernst & Young is currently in the process of completing their Quarterly Review Report for the quarter ended March 31, 2007.

First Midwest Bancorp, Inc.	Press Release Dated April 25, 2007

Selected Quarterly Data
Unaudited		Quarters Ended

(Amounts in thousands, except per share data)	3/31/07	12/31/06	9/30/06	6/30/06	03/31/06

Net interest income	$60,370	$62,763	$65,673	$65,958	$57,465
Provision for loan losses	2,960	3,865	2,715	2,059	1,590
Noninterest income	28,700	29,653	26,991	25,267	21,372
Noninterest expense	48,155	47,795	49,118	51,990	43,712
Net income	29,029	31,528	31,215	28,735	25,768
Diluted earnings per share	$0.58	$0.63	$0.62	$0.57	$0.55
Return on average equity	15.48%	16.40%	17.09%	16.50%	17.64%
Return on average assets	1.42%	1.47%	1.44%	1.33%	1.44%
Net interest margin	3.53%	3.57%	3.69%	3.70%	3.76%
Efficiency ratio	52.19%	49.56%	49.06%	52.12%	51.51%

Period end shares outstanding	49,747	50,025	50,001	49,925	49,866
Book value per share	$15.16	$15.01	$14.92	$13.92	$13.81
Dividends declared per share	$0.295	$0.295	$0.275	$0.275	$0.275

Asset Quality
Unaudited	Quarters Ended

(Amounts in thousands)	3/31/07	12/31/06	9/30/06	6/30/06	3/31/06

Nonaccrual loans	$17,582	$16,209	$17,459	$15,447	$17,178
Foreclosed real estate	3,195	2,727	4,088	4,195	4,033
Loans past due 90 days and still accruing	15,603	12,810	11,296	14,185	10,693

Nonperforming loans to loans	0.35%	0.32%	0.34%	0.31%	0.34%
Nonperforming assets to loans plus foreclosed real estate	0.42%	0.38%	0.42%	0.39%	0.42%
Nonperforming assets plus loans past due 90 days to loans plus foreclosed real estate	0.73%	0.63%	0.65%	0.67%	0.63%
Reserve for loan losses to loans	1.25%	1.25%	1.23%	1.24%	1.24%
Reserve for loan losses to nonperforming loans	355%	385%	357%	404%	363%

Provision for loan losses	$2,960	$3,865	$2,715	$2,059	$1,590
Net loan charge-offs	2,930	3,865	2,704	2,053	1,565

Net loan charge-offs to average loans	0.24%	0.30%	0.21%	0.16%	0.15%